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                                                                   EXHIBIT 10.31

                                                                     Ventana Inn
                                                             Big Sur, California


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                                LEASE AGREEMENT



                                    BETWEEN



               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP,
                         a Delaware limited partnership


                                      AND



                            WINE COUNTRY HOTEL, LLC,
                      a Delaware limited liability company






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                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Demise.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (a)      Affiliate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 (b)      Base Rate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (c)      Beverage Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (d)      Consolidated Financials.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 (e)      Consumable Supplies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (f)      Emergency Situations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (g)      Food Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 (h)      Gross Receipts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (i)      Guarantor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (j)      Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (k)      Holder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (l)      Indemnified Party.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (m)      Indemnifying Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (n)      Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (o)      Lease Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 (p)      Legal Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (q)      Lessee Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (r)      Lessor Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (s)      Lessor's Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (t)      Nonconsumable Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (u)      Other Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (v)      Overdue Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (w)      Primary Intended Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                 (x)      Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (y)      Room Revenues.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (z)      Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (aa)     Unavoidable Delay.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (bb)     Uneconomic for its Primary Intended Use.  . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (cc)     Unsuitable for its Primary Intended Use.  . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.1     Leased Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.1     Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.1     Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         4.2     Percentage Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
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
         4.3     Additional Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.4     Net Lease Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.5     Place and Manner of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.6     Late Charge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.1     Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.1     Payment of Impositions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.2     Notice of Impositions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.3     Adjustment of Imposition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.4     Utility Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.5     Insurance Premiums.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.6     Definition of Impositions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.1     Condition of the Leased Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.2     Use of the Leased Property.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.3     Lessor to Grant Easements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.4     Inventory; Supplies; Lessee's Personal Property. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.5     Reserves; Capital Expenditures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.6     Lessee's Obligation to Manage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.7     Working Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.8     Use of Facilities by Lessor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.9     Guaranty.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.1     Compliance with Legal and Insurance Requirements. Etc  . . . . . . . . . . . . . . . . . . . . . . .  18
         8.2     Legal Requirement Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.3     Environmental Matters and Indemnities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.4     Obligations Concerning Certain Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.1     Maintenance and Repair.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.2     Encroachments, Restrictions, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.1    Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.2    Lessor Alterations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         11.1    Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         12.1    Permitted Contests.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
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
ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         13.1    General Insurance Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         13.2    Replacement Cost.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         13.3    Worker's Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         13.4    Waiver of Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         13.5    Form Satisfactory, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         13.6    Increase in Limits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         13.7    Reports On Insurance Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         14.1    Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         14.2    No Abatement of Rent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         14.3    Damage During Term.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE XV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         15.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         15.2    Parties' Rights and Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         15.3    Total Taking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         15.4    Allocation of Award. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         15.5    Partial Taking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         15.6    Temporary Taking.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         16.1    Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         16.2    Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         16.3    Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         16.4    Application of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE XVII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         17.1    Lessor's Right to Cure Lessee's Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE XVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         18.1    Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         19.1    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         20.1    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XXI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         21.1    Subletting and Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
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
ARTICLE XXII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         22.1    Officer's Certificates; Lessor's Estoppel Certificates and Covenants . . . . . . . . . . . . . . . .  36

ARTICLE XXIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         23.1    Lessor's Right to Inspect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XXIV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         24.1    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XXV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         25.1    Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XXVI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         26.1    Acceptance of Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XXVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         27.1    No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XXVIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         28.1    Conveyance by Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XXIX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         29.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XXX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         30.1    Appraisers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XXXI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         31.1    Lessor May Grant Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         31.2    Breach by Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE XXXII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         32.1    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         32.2    Transfer of Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         32.3    Waiver of Presentment, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XXXIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         33.1    Memorandum of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XXXIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         34.1    Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XXXV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         35.1    Consolidated Financials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
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
ARTICLE XXXVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         36.1    REIT Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         36.2    Personal Property Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         36.3    Sublease Rent Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         36.4    Sublease Tenant Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         36.5    Lessee Ownership Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XXXVII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         37.1    Lessor's Option to Terminate Lease.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XXXVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         38.1    Transition Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into to be effective as of the 19th day of December, 1997 (the "Effective Date"), by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Lessor"), and WINE COUNTRY HOTEL, LLC, a Delaware limited liability company ("Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor is the owner of certain "Leased Property" (as hereinafter defined); and

         WHEREAS, Lessee desires to lease the Leased Property for a term of one hundred twenty (120) months; and

         WHEREAS, Lessee has committed its capital and credit to the extent described herein to allow Lessee to operate the Leased Property pursuant to the terms of this Lease.


                                   ARTICLE I

         1.1 Demise. In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the other terms, covenants, and conditions of this Lease, Lessor does hereby LEASE, DEMISE, and LET unto Lessee, and Lessee does hereby take and lease from Lessor, the Leased Property, TO HAVE AND TO HOLD the Leased Property, together with all rights, privileges, easements and appurtenances belonging to or in any way appertaining to the Leased Property, for the term hereinafter provided, upon and subject to the terms, conditions and agreements hereinafter contained.

         1.2 Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, (c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

                 (a) Affiliate. As used in this Lease the term "Affiliate" of a person shall mean (a) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (b) any other person that owns, beneficially, directly or indirectly, ten percent or more of the outstanding capital stock, shares or equity interests of such person, or (c) any officer, director, employee, partner or trustee of such person, or (d) any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise.

                 (b) Base Rate. The prime rate (or base rate) reported in the Money Rates column or comparable section of The Wall Street Journal as the rate then in effect for corporate loans at large U.S. money center commercial banks, whether or not such rate has actually been charged by any such bank. If no such rate is reported in The Wall Street Journal or if such rate is discontinued, then Base Rate shall mean such other successor or comparable rate as Lessor may reasonably designate.

                 (c) Beverage Sales. Shall mean gross revenue from the sale of (i) wine, beer, liquor or other alcoholic beverages, whether sold in a bar or lounge, delivered to or available in a guest room, sold at meetings or banquets or at any other location at the Leased Property and (ii) nonalcoholic beverages sold in a bar or lounge. Such gross revenue constituting Beverage Sales shall include sales by Lessee and its permitted subtenants, licensees and concessionaires. Such revenue shall be determined in a manner consistent with the most current Uniform System of Accounts for Hotels (the "Uniform System"), as adopted by the American Hotel Association, and shall not include the following:

                          (i)     Any gratuity or service charge added to a
customer's bill or statement in lieu of a gratuity which is paid directly to an employee;

                          (ii)    Credits, rebates or refunds; and

                          (iii)   Sales taxes or taxes of any other kind
imposed on the sale of alcoholic or other beverages.

                 (d) Consolidated Financials. For any fiscal year or quarterly accounting period for Lessee and its consolidated Subsidiaries, statements of operations, partners' capital and cash flow (or, in the case of a corporation, statements of operations, retained earnings and cash flow) for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes to any such yearly statement, all in such detail as may be required by the SEC with respect to filings made by Lessor and its Affiliates, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and audited annually (and quarterly if required by the SEC) by a "Big Six" firm of independent certified public accountants approved by Lessor. Consolidated Financials shall be prepared on the basis of a December 31 fiscal year of Lessee, or on such other basis as Lessor shall designate. Any cost for such audit shall be borne by Lessor.

                 (e) Consumable Supplies. Office supplies, cleaning supplies, uniforms, laundry and valet supplies, engineering supplies, fuel, stationery, soap, matches, toilet and facial tissues, and such other supplies as are consumed customarily on a recurring basis in the operation of the Project, together with food and beverages that are to be offered for sale to guests and to the public.

                 (f) Emergency Situations. Fire, any other casualty, or any other events, circumstances or conditions which threaten the safety or physical well-being of the Project's guests or employees or which involve the risk of material property damage or material loss to the Project.

                 (f) First Class Hotel Resort Standards. As respects operational standards, a "first-class hotel resort standard" refers, at any given time, to the operation of other hotel resorts comparable in size to the Leased Property which represent the highest quality of hotel resorts in the United States. The first-class hotel resort standard includes, without limitation, operation of the Leased Property (but not necessarily all facilities thereof) on a seven day a week, twenty-four hour a day basis, with adequate staffing to provide first-class staffing, and health, fitness, food, beverage, housekeeping, banquet, parking, bellmen and porter services; provided that such standard of operation shall never be lower than the standard of operation existing at the date hereof with respect to the Leased Property.

                 (g) Food Sales. Shall mean (i) gross revenue from the sale of food and non-alcoholic beverages that are prepared at the Project and sold or delivered on or off the Project by Lessee, its permitted subtenants, licensees, or concessionaires whether for cash or for credit, including in respect of guest rooms, banquet rooms, meeting rooms and other similar rooms, and (ii) gross revenue from the rental of banquet, meeting and other similar rooms. Such gross revenue constituting Food Sales shall include sales by Lessee and its permitted subtenants, licensees and concessionaires. Such revenue shall be determined in a manner consistent with the Uniform System and shall not include the following:

                          (i)     Vending machine sales;

                          (ii)    Any gratuities or service charges added to a
customer's bill or statement in lieu of a gratuity which is paid directly to an employee;

                          (iii)   Non-alcoholic beverages sold from a bar or
lounge;

                          (iv)    Credits, rebates or refunds; and

                          (v)     Sales taxes or taxes of any other kind
imposed on the sale of food or nonalcoholic beverages.

                 (h) Gross Receipts. During any period, all revenues and income of any kind properly accrued during such period and derived, directly or indirectly, from the Leased Property during such period including, without limitation, all revenues derived during such period from the licensing or letting of rooms and the sale of food and beverages (without taking into account any costs incurred in respect of such revenues); fees from personal and sports services, including without limitation, massages, herbal therapies, beauty salon, skin care, racquetball, tennis, and squash; fees for professional consultations, including without limitation, nutrition, exercise, physiology, wellness counselings, and natural healing; spa fees; vending machines; telephone charges (including long distance charges); and all rents or fees payable by tenants and concessionaires in respect of such period (but not the gross receipts of subtenants or concessionaires), provided that the net proceeds (after deduction of the expenses of adjustment and collection) of use and occupancy or other similar insurance in respect of the Leased Property shall be included only to the extent actually received during such period. There shall be excluded in determining Gross Receipts for any period (i) any sales or other excise taxes required by law to be collected from customers of the Leased Property and remitted to the appropriate taxing authorities, (ii) any interest earned on funds held in the FFE Reserve or funds provided by Lessor for capital expenditures, and (iii) proceeds of any insurance policies except proceeds from Lessor's business interruption insurance.

                 (i) Guarantor. Crescent Operating, Inc., a Delaware corporation.

                 (j) Guaranty. That certain guaranty of lease executed by Guarantor and guaranteeing the performance of Lessee's obligations under this Lease.

                 (k) Holder. Any holder of any indebtedness of the Lessor or any of its Affiliates, any holder of a mortgage, any purchaser of the Leased Property or any portion thereof at a foreclosure sale or any sale in lieu thereof, or any designee of any of the foregoing.

                 (l) Indemnified Party. Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

                 (m) Indemnifying Party. Any party obligated to indemnify an Indemnified Party pursuant to any provision of this Lease.

                 (n) Inventory. All "Inventory" as defined in the Uniform System, including, but not limited to, linens, china, silver, glassware and other non-depreciable personal property, and any property of the type described in Section 1221(l) of the Tax Code.

                 (o) Lease Year. Any twelve-month period from January 1 to December 31 during the Term; provided that the initial Lease Year shall be the period beginning on the Commencement Date and ending on December 31, 1997, and the last Lease Year shall be the period beginning on January 1 of the calendar year in which the Term expires (to the extent any computation or other provision hereof provides for an action to be taken on a Lease Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Lease Years to reflect that such periods are less than full calendar year periods).

                 (p) Legal Requirements. All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use, operation or alteration thereof (whether by Lessee or otherwise), now existing or hereafter enacted and in force, including, without limitation, the Land Use Plan for the Big Sur Coast segment of Monterey County's Local Coastal Program, the California Coastal Act of 1976, the Federal Coastal Zone Management Act of 1972, as amended, and all other laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare at the Leased Property; and all permits, licenses and authorizations necessary or appropriate to operate the Leased Property for its Primary Intended Use; and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances hereafter created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

                 (q) Lessee Indemnified Party. Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessee, the officers, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and any corporate stockholder, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, employee, agent or representative.

                 (r) Lessor Indemnified Party. Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest in Lessor, the officers, directors, stockholders, partners, members, employees, agents and representatives of any of the foregoing Persons and of any stockholder, partner, member, agent, or representative of any of the foregoing Persons, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, stockholder, employee, agent or representative.

                 (s) Lessor's Audit. An audit by Lessor's independent certified public accountants of the operation of the Leased Property during any Lease Year, which audit may, at Lessor's election, be either a complete audit of the Leased Property's operations or an audit of Room Revenues, Food Sales, Beverage Sales and Other Income realized from the operation of the Leased Property during such Lease Year.

                 (t) Nonconsumable Inventory. Inventory exclusive of Consumable Supplies.

                 (u) Other Income. All revenues, receipts, and income of any kind derived directly or indirectly from or in connection with the Project and included in Gross Receipts other than Room Revenues, Food Sales or Beverage Sales.

                 (v) Overdue Rate. On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.

                 (w) Primary Intended Use. As defined in Section 7.2 hereof.

                 (x) Proceeding. Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

                 (y) Room Revenues. Gross revenue from the rental of guest rooms, whether to individuals, groups or transients, at the Project, determined in a manner consistent with the Uniform System, excluding the following:

                          (i)     The amount of all credits, rebates or refunds
to customers, guests or patrons;

                          (ii)    All sales taxes or any other taxes imposed on
the rental of such guest rooms; and

                          (iii)   any fees collected for amenities including,
but not limited to, telephone, laundry, movies or concessions.

                 (z) Subsidiaries. Corporations or other entities in which Lessee owns, directly or indirectly, 50% or more of the voting rights or control, as applicable (individually, a "SUBSIDIARY").

                 (aa) Unavoidable Delay. Delay due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, condemnation or other similar causes beyond the reasonable control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the breach of the other party's obligation to perform any obligations of such other party under this Lease.

                 (bb) Uneconomic for its Primary Intended Use. A state or condition of the Project such that in the judgment of Lessor the Project cannot be operated on a commercially practicable basis for its Primary Intended Use, such that Lessor intends to, and shall, cease operations from the Project.

                 (cc) Unsuitable for its Primary Intended Use. A state or condition of the Project such that in the judgment of Lessor the Project cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel comparable in quality and function to that of the Project prior to the damage or loss.

                                   ARTICLE II

         2.1 Leased Property. The Leased Property is comprised of those certain tracts or parcels of land situated in Monterey County, California, which are more particularly described in Exhibit "A" attached hereto and made a part hereof for all purposes, together with all and singular the rights and appurtenances pertaining to such tracts and parcels, including any right, title and interest of Lessor in and to adjacent strips or gores, streets, alleys or rights-of-way and all rights of ingress and egress thereto (the foregoing properties are hereinafter referred to collectively as the "Land"). The Leased Property shall also include all buildings, fixtures and other improvements on the Land, including specifically, without limitation, all luxury apartments, the automobile parking garage, all swimming pools, restaurants, hotel rooms, lounges, and various other guest and spa facilities, and all other buildings and improvements as are located thereon, all being commonly known as The Ventana Inn or the Ventana Country Inn. The Land, together with the foregoing improvements, is hereinafter referred to as the "Project". The Leased Property shall also include all personal property, tangible or intangible, of any kind whatsoever owned by Lessor and used in connection with the operation of the Project, including, but not limited to the following items:

                 (a) All names, logos and designs used in the ownership or operation of the Project, including, without limitation, the names, logos and designs now used in connection with the restaurants, cocktail lounges, night clubs, banquet rooms and meeting rooms in and/or about the Project, together with the goodwill appurtenant to each of such names, logos and designs; and

                 (b) All machinery, apparatus, vehicles, equipment, artwork, furniture, fittings, fixtures and articles of personal property of every kind and nature whatsoever, including reserve stock and spare parts therefor, owned by Lessor which are located in the Project or stored offsite and are used or usable in connection with any present or future occupation or operation of the Project, including, by way of illustration and not limitation, all furnishings, pictures, chinaware, glassware, silverware, ornaments, uniforms, kitchen appliances and utensils, radios, television sets, mirrors, linens, towels, sheets, blankets, telephones, and all similar and related articles owned by Lessor and located in or upon or used in connection with the operation or maintenance of the Project.

         For and during the Term of this Lease, but not thereafter, Lessor also assigns unto Lessee all of Lessor's interest and estate in and to the following items:

                 (aa) All contracts for the use or occupancy of guest rooms and apartment units and/or the meeting, dining, banquet, spa and health facilities of the Project;

                 (bb) All service, maintenance, purchase orders and other contracts pertaining to the ownership, maintenance, operation, provisioning or equipping of the Project, including warranties and guaranties relating thereto;

                 (cc) All licenses, franchises and permits used in or relating to the ownership, occupancy or operation of any part of the Project;

                 (dd) All software programs for accounting functions for the general ledger, accounts payable, accounts receivable, and payroll for the Project;

                 (ee) All oral or written agreements or leases pursuant to which any portion of the Land or Project is used or occupied by anyone other than Lessor, including, without limitation, the Lease commencing as of January 1, 1995, with respect to the portion of the Leased Premises commonly known as the Ventana Campground, between Ventana Inn, Inc. as lessor and Scott Parker as lessee, as amended by that certain First Amendment to Lease dated as of March 15, 1996 (the "Campground Lease"), and that certain Lease dated August 30, 1992, by and between Ventana Inn, Inc. as landlord and Alice Marie Russell d/b/a The Ventana Store as tenant (the "Store Lease");

                 (ff) Any developer's, declarant's, or owner's interests under any operating agreements or reciprocal easement agreements or other similar agreements affecting and/or benefiting the Project; and

                 (gg)     All customer lists.

         This Lease is executed by Lessor and accepted by Lessee on the understanding that Lessee will and does hereby assume and agree to perform all of Lessor's obligations under all agreements, contracts and undertakings assigned by Lessor to Lessee hereunder.

                                  ARTICLE III

         3.1 Term. The term (hereinafter called the "Term") of this Lease shall commence on the Effective Date (the "Commencement Date") and shall end on the last day of the one hundred twentieth (120th) month following the month in which this Lease commences, unless sooner terminated in accordance with the provisions hereof; provided, however, the obligation to pay Base Rent and Percentage Rent for the period ending on the expiration or earlier termination of this Lease shall survive such expiration or termination.

                                   ARTICLE IV

         So long as this Lease remains in force and effect, Lessee promises to pay rents to Lessor, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, in the manner, at the time, and in the amounts specified below:

         4.1 Base Rent. The annual base rent (the "Base Rent") payable during the term of the Lease shall be as follows:

                 Year                                               Amount
                 ----                                               ------
                 1998                                               $2,712,500
                 1999                                               $3,382,813
                 2000                                               $3,500,000
                 2001                                               $3,500,000

                 2002                                               $3,500,000
                 2003                                               $3,500,000
                 2004                                               $3,500,000
                 2005                                               $3,500,000
                 2006                                               $3,500,000
                 2007                                               $3,500,000

Base Rent shall be payable in arrears in equal monthly installments on or before the last day of the month following the month for which Base Rent is due, with the first monthly installment due and payable on or before the last day of February, 1998, and a monthly installment to be due and payable on the last day of each and every month thereafter through and including January, 2008 (the obligation for such payment expressly surviving the expiration of the Lease on December 31, 2007). Base Rent for any period during the term of this Lease which is less than one (1) month shall be a pro-rata portion of the applicable monthly installment except that Base Rent for December 1997 shall be $45,000.00, which amount shall be payable with the monthly installment of Base Rent due March 31, 1998. Additionally, on or before March 31, 1998, Lessee shall pay as a one-time non-refundable payment of Base Rent the amount of One Hundred Twelve Thousand Five Hundred and No/100 Dollars ($112,500) which amount is in addition to all other sums of Base Rent as herein provided.

         4.2     Percentage Rent.

                 (a) Pursuant to the terms and conditions of this Section 4.2, Lessee shall also pay Lessor Percentage Rent for each Lease Year. The term "Percentage Rent," as used herein, shall mean and be determined as follows: (i) thirty percent (30%) of the amount, if any, by which the aggregate amount of Gross Receipts for the Lease Year to which such Percentage Rent is attributable exceeds Twelve Million Two Hundred Fifty Thousand and No/100 Dollars ($12,250,000); (ii) twenty-five percent (25%) of the amount, if any, by which the aggregate amount of Gross Receipts for the Lease Year to which such Percentage Rent is attributable exceeds Thirteen Million Two Hundred Fifty Thousand and No/100 Dollars ($13,250,000); and (iii) twenty percent (20%) of the amount, if any, by which the aggregate amount of Gross Receipts for the Lease Year to which such Percentage Rent is attributable exceeds Fourteen Million Two Hundred Fifty Thousand and No/100 Dollars ($14,250,000).

                 (b) Percentage Rent shall be paid by Lessee in quarterly installments on the last day of the month immediately following the end of any calendar quarter with the first such quarterly installment being due and payable on or before the last day of April, 1998. The final payment of Percentage Rent for December, 2007 shall be due and payable on January 31, 2008 (the obligation for such payment expressly surviving the expiration of this Lease on December 31, 2007). The quarterly installments of Percentage Rent will be reconciled annually in accordance with Section 4.2(c) below.

                 (c) Lessee shall submit to Lessor by the last day of each month after the end of each calendar quarter a written statement signed and certified by Lessee to be correct showing Gross Receipts during the preceding calendar quarter. Lessee shall submit to Lessor by the sixtieth (60th) day after the end of each calendar year a written statement signed and certified by Lessee to be correct, showing Gross Receipts during the preceding calendar year (the "Annual Gross Receipts Report"). Lessee's monthly and annual written statement of Gross Receipts shall contain such detail and breakdown as Lessor may reasonably require. If, after notice from Lessor and the expiration of the cure period provided for herein, Lessee fails to submit the aforesaid statements to Lessor when due, Lessor, in addition to any other remedies Lessor has, shall have the right to retain a certified public accountant, at Lessee's sole expense, to prepare such statements and to perform all inspections and audits related thereto. In the event the Annual Gross Receipts Report discloses that the actual Percentage Rent exceeds the advance payments of Percentage Rent to Lessor with respect to such year, Lessee shall within fifteen (15) days of notice from Lessor remit the difference to Lessor. In the event the advance payments of Percentage Rent paid to Lessor with respect to a calendar year exceed the actual Percentage Rent based upon the Annual Gross Receipts Report, Lessor shall within fifteen (15) days of notice from Lessee remit the difference to Lessee. The adjustments set forth in the preceding two grammatical sentences shall be subject to any further adjustments that may be made pursuant to the provisions of Section 4.2(e) below.

                 (d) Lessee shall maintain in a manner and form satisfactory to Lessor, during the term of this Lease, and for a period of three (3) consecutive years thereafter, complete and accurate general books of account, which shall reflect Gross Receipts, and which shall include, if used by Lessee, without limitation, original invoices, sales records, sales slips, sales checks, sales reports, cash register tapes, records of bank deposits, inventory records prepared as of the close of the Lessee's accounting period, sales and occupation tax returns and all other original records and other pertinent papers which will enable Lessor to determine the Gross Receipts derived by Lessee during the term of this Lease. Such records for the three (3) most recent years shall be maintained at the Leased Property or Lessee's corporate headquarters. The provisions hereof shall survive the termination of this Lease.

                 (e) The acceptance by Lessor of the advance payments of Percentage Rent or any additional payment of Percentage Rent (pursuant to paragraph (d) above) shall not prejudice Lessor's right to an examination of Lessee's records of Gross Receipts for any period for which Lessee is required to maintain records to verify Gross Receipts. Lessor shall have the right to examine Lessee's records during all regular business hours upon reasonable prior notice. Lessee, upon reasonable prior notice, shall make available to Lessor for examination any other records required to be maintained hereunder. If the audit of the books and records by Lessor discloses that Gross Receipts were underreported by Lessee by two and one-half percent (2.5%) or more for any period covered by the audit, Lessee shall promptly pay to Lessor, as Additional Rent, the cost of the audit, in addition to any deficiency in Percentage Rent that may be due. If the audit discloses that Gross Receipts were underreported by Lessee by less than two and one-half percent (2.5%) for such period, Lessee shall promptly pay to Lessor the deficiency, and Lessor shall pay the cost of the audit. If the audit discloses that Gross Receipts were underreported by Lessee by five percent (5%) or more for such period, Lessor shall have the option, exercisable within sixty (60) days of its discovery of the discrepancy, to consider such event as an Event of Default. The provisions of this Section shall survive the expiration of the term of this Lease or the earlier termination hereof for a period of one (1) year thereafter.

         4.3 Additional Charges. In addition to the Base Rent and the Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions (as defined hereinbelow) that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 4.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 4.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges") and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as are available in the case of non-payment of the Base Rent or the Percentage Rent. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

         4.4 Net Lease Provisions. The rent shall be paid absolutely net to Lessor so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent, and all Additional Charges throughout the term of this Lease, all as more fully set forth herein, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

         4.5 Place and Manner of Payment. Subject to the further provisions hereof, the rent hereunder shall be payable to Lessor at the original or changed address of Lessor set forth in Article XXIX hereof or to such other address or to such other person at such address as Lessor may designate from time to time in writing.

         4.6 Late Charge. If Lessor fails to pay any regular monthly installment of Base Rent, Percentage Rent, or any Additional Charges within fifteen (15) days after Lessor has notified Lessee in writing that such installment or charge is overdue, then in addition to the past due amount Lessee shall pay to Lessor a late charge of five percent (5%) of the installment or amount due in order to compensate Lessor for the extra administrative expenses incurred.

                                   ARTICLE V

         5.1 Quiet Enjoyment. Lessor has full right to make this Lease and, subject to the terms and provisions of this Lease, Lessee shall have quiet and peaceable enjoyment of the Leased Property during the term hereof. Except as otherwise specifically provided in this Lease, Lessee, to the maximum extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the rent, or setoff against the rent, nor shall the obligations of Lessee be otherwise affected by reason of
(a) any damage to or destruction of the Leased Property or any portion thereof from whatever cause, (b) the lawful or unlawful prohibition of, or restriction upon Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity or by reason of eviction by paramount title, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee of or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless all the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

         6.1 Payment of Impositions. Subject to Article XII relating to permitted contests,Lessee will pay, or cause to be paid, all Impositions (as defined hereinbelow) before any fine, penalty, interest or cost may be added for non- payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the obligor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any refund shall be due in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.

         6.2 Notice of Impositions. Lessor shall give prompt notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives notice of any Imposition which it is obligated to pay.

         6.3 Adjustment of Imposition. Impositions imposed in respect of the tax-fiscal period during which the term of this Lease terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

         6.4 Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the term of this Lease.

         6.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under
Article XIII.

         6.6 Definition of Impositions. The term "Impositions," as used herein, means, collectively, all taxes (including, without limitation, all ad valorem, personal property, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term and also any assessments imposed on the Leased Property by any property owners' association, condominium association or other such private association, or otherwise as a result of private deed restrictions affecting the Leased Property), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other such charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the term hereof may be assessed or imposed on the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interests therein, or any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or
(4) any single business, gross receipts (other than tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of the definition and that is in effect at any time during the term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

                                  ARTICLE VII

         7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of or claims against the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT; provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor-in-title, contractor, subcontractor or supplier for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligation and liabilities against or incurred by Lessor in connection with such cooperation.

         7.2     Use of the Leased Property.

                 (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property in the manner required under this Lease and under applicable local, state and federal law.

                 (b) Lessee shall use or cause to be used the Leased Property only for its current uses as a hotel resort, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary

         Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use, nor change any names under which the Leased Property is operated, without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property.

                 (c) Subject to the provisions of Articles XIV, XV, and XXI, Lessee covenants and agrees that during the term of this Lease it will (1) operate continuously the Leased Property in accordance with the Primary Intended Use, (2) keep in full force and effect and comply with all the provisions of all agreements assigned to Lessee as part of the Leased Property, (3) not terminate or amend any agreements constituting part of the Leased Property without the consent of Lessor, and (4) maintain appropriate certifications and licenses for such use.

                 (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property (normal wear and tear excepted), nor shall Lessee cause or permit any nuisance thereon.

                 (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Project on the Leased Property.

         7.3 Lessor to Grant Easements, Etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to

Lessor of a certificate from Lessee stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

         7.4     Inventory; Supplies; Lessee's Personal Property.

                 (a) Upon commencement of the Term, Lessor shall transfer to Lessee all Nonconsumable Inventory and Consumable Supplies located at the Project on the Commencement Date and transferred to Lessor by Seller (the "INITIAL INVENTORY"). On the Commencement Date, Lessee shall be required to ensure that the Leased Property contains (i) a sufficient amount of Consumable Supplies and Non-Consumable Inventory and (ii) a reasonably adequate amount of kitchen equipment, bar equipment, refrigeration equipment, furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, in each case, to furnish each guest room substantially consistent with First Class Hotel Resort Standards and is otherwise reasonably required to operate the Leased Property in the manner contemplated by this Lease and in compliance with all Legal Requirements. Throughout the Term, Lessee shall be required to maintain Inventory consistent with First Class Hotel Resort Standards and is otherwise required to operate the Leased Property in the manner contemplated by this Lease and in compliance with all Legal Requirements. All Inventory shall be the property of Lessee, subject to Lessee's obligations under SECTION 7.4(B). Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the land constituting a portion of the Leased Property or in any of the Leased Property, any items of personal property (including Inventory) owned by Lessee (collectively, the "LESSEE'S PERSONAL PROPERTY"). Lessee may, subject to the second sentence of this SECTION 7.4(A) and the conditions set forth in SECTION 7.4(B) below, remove any of Lessee's Personal Property at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within thirty (30) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property.

                 (b) Upon the expiration or earlier termination of the Term for any reason, Lessee shall surrender the Leased Property to Lessor with an amount and quality of Nonconsumable Inventory and Consumable Supplies equal to the Initial Inventory.

         7.5 Reserves; Capital Expenditures. Lessor shall establish and maintain a reserve account (the "FFE Reserve") and shall deposit into such account during each Lease Year monies equal to three and one-half percent (3.5%) of Gross Receipts. If at any time during the Term of the Lease, any item of FFE (defined below) requires replacement, upon a written request therefor from Lessee and subject to Lessor's written approval, Lessor shall promptly advance sufficient funds from the FFE Reserve to enable Lessee to purchase the required replacements. Lessee shall make no expenditure for replacement of FFE in excess of the amounts in the FFE Reserve without first obtaining the approval of Lessor. Any additions to or replacements of furniture, fixtures, and equipment located at the Leased Property shall become part of the FFE, which is owned by Lessor. Throughout the Term of this Lease, Lessee shall, at its sole cost and expense, cause all of the items of FFE to be in proper working order and in good condition (ordinary wear and tear excepted). The term "FFE" shall mean all vehicles, furniture and furnishings, hotel, and apartment equipment (including office equipment, exercise equipment, medical and/or health equipment, and property management equipment as necessary). Lessor acknowledges that Lessee intends to request that Lessor fund capital expenditures for an expansion of the spa. Lessee shall submit plans, specifications and contracts for such expansion to Lessor for its approval, which approval shall not be unreasonably withheld. Upon the written approval of such items by Lessor, Lessor agrees to fund up to a total of $2,000,000 for spa expansion and other approved capital items, which funds shall be payable during 1998 and 1999. Lessee, from time to time, may request that Lessor fund capital expenditures which Lessee reasonably believes will enhance the economic value of the Leased Premises. Any such request shall be accompanied with plans, specifications, economic projections or any such other information as Lessor may reasonably request in order for Lessor to determine the scope, cost and projected economic impact on the Leased Premises. If Lessor declines to provide such funds then Lessee may, at its option, provide the funds for such capital expenditures subject to the following terms and conditions:

         (a) All plans, specifications and working methods are subject to Lessor's reasonable approval taking into account Lessor's long-term economic interest as owner of the Leased Premises;

         (b) All such capital expenditures are accomplished in accordance with Legal Requirements and in accordance with the terms of this Lease; and

         (c) All such capital expenditures will be consistent with First Class Hotel Resort Standards.

         7.6 Lessee's Obligation to Manage. At all times during the term hereof, Lessee shall be responsible for the management and operation of the Leased Property, and in no event shall Lessor have any obligation with respect to the management or operation of the Leased Property. Lessee's management and operation of the Leased Property shall be in accordance with the terms of this Lease including Attachment I hereto.

         7.7 Working Capital. Within three (3) business days following the Commencement Date, Lessor shall transfer to Lessee cash and funds deposited in banks ("Cash") in the amount set forth on a Statement of Working Capital (the "Statement") to be initialed by Lessor and Lessee and appended to this Lease as Exhibit "C". The Statement shall show the items of working capital ("Working Capital") pertaining to the Leased Property. Upon the expiration or early termination of this Lease, Lessee shall pay over to Lessor the same amount of Cash that existed on the Commencement Date. Upon the expiration or early termination of this Lease, Lessee shall return to Lessor the same amount of Working Capital that existed immediately following the transfer of the Cash by Lessor to Lessee pursuant to this Section 7.7.

         7.8 Use of Facilities by Lessor. Lessee covenants and agrees that Lessor shall have the right to use guest rooms, facilities, and services at the Leased Property on a space available basis, provided,however, Lessor shall be obligated to pay Lessee for Lessee's direct operating cost for such rooms and services.

         7.9 Guaranty. Crescent Operating, Inc. shall execute a guarantee in favor of Lessor of all obligations of Lessee hereunder.

                                  ARTICLE VIII

         8.1 Compliance with Legal and Insurance Requirements. Etc. Subject to Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable legal requirements and insurance requirements in respect to the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2 Legal Requirement Covenants. Lessee covenants and agrees that the Leased Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all legal requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all sub-tenants, invitees or others to so comply with all legal requirements). Lessee may, however, upon prior notice to Lessor, contest the legality or applicability of any such legal requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such legal requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Leased Property or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding.
If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

         8.3     Environmental Matters and Indemnities.

         (a) Lessee must, at its sole cost and expense, keep and maintain the Leased Property in compliance with, and must not cause the Leased Property to be in violation of, any federal, state, and local laws, regulations, rules, and orders including without limitation those relating to zoning, health, safety, noise, environmental protection, water quality, air quality, or the generation, processing, storage, or disposal of any Hazardous Materials (as hereinafter defined) excluding any conditions existing on or prior to the Commencement Date of this Lease or violations caused by Lessor. Moreover, Lessee will not intentionally cause or permit the storage, use, disposal, manufacture, discharge, leakage, spillage or emission of any Hazardous Materials on, in, or about the Leased Property. Lessee must immediately notify Lessor in writing of its actual knowledge of (a) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in connection with the Leased Property and any Hazardous Materials; or (b) any claim made or threatened by any third party against Lessee or the Leased Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials that could cause all or any portion of the Leased Property to be subject to any restrictions on the ownership, occupancy, transferability or use of the Leased Property under Hazardous Materials Law (as hereinafter defined). Notwithstanding the foregoing, Lessee is not required by Lessor to remove any Hazardous Materials located on, in, under or about the Leased Premises on or prior to the Commencement Date of this Lease. Without Lessor's prior written consent, which consent must not be unreasonably withheld or delayed, Lessee will not take any remedial action in response to the presence of any Hazardous Materials on, in, or under or about the Leased Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Materials except as may be necessary to comply with all laws, rules, regulations or orders of any applicable governmental authorities.

         (b) Lessee indemnifies and holds Lessor, its employees, agents, officers and directors, harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (including, without limitation, attorneys' and consultant fees), directly or indirectly resulting from, arising out of, or based upon (a) the presence, release, use, manufacture, generation, discharge, storage or disposal by Lessee (or its sublessee, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of any Hazardous Material on, under, in or about, or the transportation of any such materials to or from the Leased Property occurring after the Commencement Date, or (b) the violation, or alleged violation by Lessee (or its sublessee, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of any Hazardous Materials Law affecting the Leased Property, or the transportation by Lessee (or its sublessees, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of Hazardous Materials to or from the Leased Property, save and except to the extent that such violations, alleged violations or transportation of Hazardous Materials occurred on or prior to the Commencement Date of this Lease, or were not caused by Lessee

(or its sublessees, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives).

         (c) "Hazardous Materials Law", for purposes of this Lease, means any federal, state, or local law, ordinance or regulation or any court judgment applicable to Lessee or to the Leased Property relating to industrial hygiene or to environmental conditions including, but not limited to, those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Leased Property. "Hazardous Materials Law" includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, and any amendments to these laws or enactments of other laws occurring after the date hereof.

         (d) "Hazardous Materials," for purposes of this Lease Agreement, includes flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos in any form which is or could become friable, hazardous wastes, toxic substances or other related material whether in the form of a chemical, element, compound, solution, mixture or otherwise including, but not limited to, those materials defined as "hazardous substances," "hazardous materials," "toxic substances," "air pollutants," "toxic pollutants," "hazardous wastes," "extremely hazardous wastes" or "restricted hazardous wastes" by Hazardous Materials Law, other than common cleaning compounds, solvents and other materials incidental to the use and operation of the Leased Property and in compliance with Hazardous Materials Law.

         8.4 Obligations Concerning Certain Employees. Lessor acquired the Leased Premises on the Effective Date from Ventana Inn, Inc. (the "Seller") pursuant to the terms of a Purchase and Sale Agreement dated November 14, 1997, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of the Effective Date (as amended, the "Purchase Agreement"). Sections 10.3 and 10.4 of the Purchase Agreement are attached hereto as Exhibit "B" and incorporated herein. Said Sections 10.3 and 10.4 contain obligations of Lessor as "Buyer" and of Lessee as "Operator" with respect to the employment of certain persons previously employed by Seller. Lessee covenants and agrees to comply with, and fulfill, the obligations of Lessor as Buyer and Lessee as Operator under such Sections 10.3 and 10.4; provided that Lessor hereby assigns to Lessee its rights under Sections 10.3 and 10.4 and its rights under the Purchase Agreement to enforce the obligations of Seller under Sections 10.3 and
10.4 and Lessor agrees to cooperate with Lessee's performance of such obligations and enforcement of such rights.

                                   ARTICLE IX

         9.1     Maintenance and Repair.

                 (a) Lessee, at its sole expense, will keep the Leased Property in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV or Article XV, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing on or prior to the commencement of the term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors-in-title, contractors, subcontractors and suppliers for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                 (b) Notwithstanding Lessee's obligations under Section 9.1(a) hereinabove, in the event that (i) repairs, replacements and/or improvements of the Leased Property become necessary in order to maintain the Project in the same quality and condition as it currently exists, (ii) such repairs, replacements and/or improvements are under generally accepted accounting principles considered to be capital in nature, (iii) the funds then available to Lessee in the FFE Reserve or at the Leased Property, either in the form of reserves, insurance proceeds, or other income generated by the Leased Property and available to Lessee are insufficient to enable Lessee to pay the costs of making any such repairs, replacements and/or improvements, and (iv) Lessor consents to the repairs, replacements, and/or improvements, then Lessor shall be required to bear the cost of making such repairs, replacements and/or improvements. Except as set forth in the foregoing sentence, Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

                 (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis of any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

                 (d) Lessee will, upon the expiration or prior termination of the Term of this Lease, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire term of the Lease), or damage by casualty or condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease).

         9.2 Encroachments, Restrictions, Etc. If any of the improvements on the Leased Property, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the improvements on the Leased Property and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any such improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Property for the Primary Intended Use substantially in the manner and to the extent the Leased Property was operated prior to the assertion of such violation, impairment and encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee's obligations under this Section
9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor. Notwithstanding anything to the contrary contained in this Section 9.2, so long as any encroachment, violation or impairment described above does not materially interfere with the operation of the Project, Lessor shall not require Lessee to remedy or otherwise address the same.

                                   ARTICLE X

         10.1 Alterations. Subject to obtaining Lessor's prior written approval, Lessee shall have the right to make additions, modifications or improvements to the Leased Property from time to time as Lessee, in its discretion, may deem to be desirable for its permitted uses and purposes, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications or improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor. In no event shall any alterations, additions or other improvements made by Lessee be removed from the Leased Property unless request is made by Lessor to Lessee to remove such alterations, additions and other improvements which were made without Lessor's approval where such approval was required under this Lease.

         10.2 Lessor Alterations. Lessor shall have the right, without Lessee's consent, to make or cause to be made alterations to the Leased Property required in connection with (i) Emergency Situations, (ii) Legal Requirements, and (iii) the performance by Lessor of its obligations under this Lease so long as such alterations do not materially and adversely impair the operating efficiency or revenue producing capability of the Leased Property or the ability of Lessee to comply with the provisions of this Lease during the remainder of the Term. Without Lessee's consent, Lessor shall further have the right, but not the obligation, to make such other additions to the Leased Property as it may reasonably deem appropriate during the Term of this Lease. All such work unless necessitated by Lessee's negligent acts or omissions or unless otherwise required to be performed by Lessee under this Lease (subject to the notice and cure provisions herein) (in which event work shall be paid for by Lessee) shall be performed at Lessor's expense and shall be done after reasonable notice to and coordination with Lessee, so as to minimize any disruptions or interference with the operation of the Project.

                                   ARTICLE XI

         11.1 Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the rent payable hereunder, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property to be issued on or about the Commencement Date, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXI hereof, (f) liens for Impositions or for sums resulting from noncompliance with legal requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by
Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXI of this Lease.

                                  ARTICLE XII

         12.1 Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance written notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor at the next rent payment date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such notice as is practical under the circumstances. Lessor reserves the right to contest at its expense any of the Claims not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.

                                  ARTICLE XIII

         13.1 General Insurance Requirements. During the term of this Lease, Lessee shall at all times keep the Leased Property insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State of California. The policies must name Lessor as the insured or as an additional named insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment shall require the written consent of Lessor and Lessee, each acting reasonably, promptly and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property shall include:

                 (a) Loss of income insurance on an "All Risk" form, in the amount of one year of the greater of (a) Base Rent, as applicable, or (b) Percentage Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 12-month Lease Year, based on prorated Percentage Rent) for the benefit of Lessor, and business interruption insurance on an "All Risk" form in the amount of one year of gross profit, for the benefit of Lessee;

                 (b) Commercial general liability insurance, with contractual indemnity endorsement, with amounts not less than $1,000,000 combined single limit for each occurrence and $2,000,000 for the aggregate of all occurrences within each policy year, as well as excess liability (umbrella) insurance with limits of at least $50,000,000 per occurrence, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal injury, general aggregate, products and completed operations, with respect to Lessee, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

                 (c) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Lessee and approved by Lessor (such approval not to be unreasonably withheld), covering Lessee's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

                 (d) Comprehensive form automobile liability insurance for owned, non-owned and hired vehicles, in the amount of $1,000,000;

                 (e) Innkeeper's legal liability insurance covering property of guests while on the Leased Property for which Lessor is legally responsible with a limit of not less than $5,000 in any one occurrence or $25,000 annual aggregate;

                 (f) Safe deposit box legal liability insurance covering property of guests while in a safe deposit box on the Leased Property for which Lessor is legally responsible with a limit of not less than $25,000 in any one occurrence;

                 (g) Employers liability insurance with limits of not less than $500,000 per occurrence; and

                 (h) Insurance covering such other hazards (such as plate glass or other common risks) and in such amounts as may be (A) required by a holder of a lien on the Leased Property, or (B) customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State of California at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessor or Lessee.

         Lessee shall keep in force the foregoing insurance coverages at its expense.

         13.2 Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the term of this Lease, it shall have the right to have such full replacement cost re-determined.

         13.3 Worker's Compensation. Lessee, at its sole cost, shall at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

         13.4 Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

         13.5 Form Satisfactory, Etc. All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies reasonably satisfactory to Lessor. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, 30 days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required under Section 13.1 upon written demand therefor, and Lessee's failure to repay the same within 30 days after notice of such failure from Lessor shall constitute an

Event of Default within the meaning of Section 16.1(b). Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor 30 days written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

         13.6 Increase in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor or Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Article.

         13.7 Reports On Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, all claims for damage relating to the ownership, operation, and maintenance of the Project, and any damage or destruction to the Project and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a copy of all such reports shall be furnished to Lessor.

                                  ARTICLE XIV

         14.1 Insurance Proceeds. If during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in ARTICLE XIII, but the Project is not thereby rendered Unsuitable for its Primary Intended Use or Uneconomic for its Primary Intended Use, Lessor or, at the election of Lessor, Lessee shall, if insurance proceeds are made available by the first lienholder, if any, of the Leased Property, restore the Project at Lessor's cost to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, and this Lease shall not terminate as a result of such damage or destruction. If Lessee restores the Project, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be paid to Lessor except for any amount thereof paid with respect to Lessee's Personal Property. If the insurance proceeds are not adequate to complete such restoration, Lessor shall fund all such excess costs.

         14.2 No Abatement of Rent. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect, and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated.

         14.3    Damage During Term.  Notwithstanding any provisions of Section
14.1 appearing to the contrary, if damage to or destruction of the Leased Property occurring during the Term of this Lease renders the Leased Property Unsuitable for its Primary Intended Use, then either Lessor or Lessee (but in Lessee's case only if the Leased Property is rendered Unsuitable for its Primary Intended Use for a period in excess of one (1) year), shall have the right to terminate this Lease by giving written notice to the other party, in Lessor's case at any time after the occurrence of such damage or destruction, or in Lessee's case within thirty (30) days after the expiration of such period, whereupon all accrued rent shall be paid immediately, and this Lease shall automatically terminate.

                                   ARTICLE XV

         15.1    Definitions.

                 (a) "Condemnation" means a transfer of and/or compensation for the diminished value of all or portion of the Leased Property resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                 (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                 (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                 (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         15.2 Parties' Rights and Obligations. If during the term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

         15.3 Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of or substantially all of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable for its Primary Intended Use or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

         15.4 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the term, shall be solely the property of and payable to Lessor. Any Award made for loss of business during the remaining term, if any, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

         15.5 Partial Taking. If title to less than the whole of or substantially all of the Leased Property is condemned, and the Leased Property is still Suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in Section 15.3, Lessee at its cost shall with all reasonable dispatch restore the untaken portion of the Leased Property so that such Leased Property contains the same architectural units of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Property existing immediately prior to the Condemnation. Lessor, if permitted by any Holder, shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Property; provided, however, that the amount of such contributions shall not exceed such cost.

         15.6 Temporary Taking. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amount of all Base Rent, Percentage Rent, and Additional Charges. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as is in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee if permitted by any Holder. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in advance of restoration in a manner reasonably satisfactory to Lessor.

                                  ARTICLE XVI

         16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

                 (a) if Lessee fails to pay any Base Rent, Percentage Rent, Impositions or any other monies required to be paid by Lessee under this Lease, and such failure continues for a period of fifteen
         (15) days after written notice specifying such failure has been provided Lessee by Lessor; or

                 (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of 30 days after receipt by the Lessee of notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, in no event shall such cure period extend beyond 90 days after notice of such failure has been provided to Lessee by Lessor; or

                 (c) if Lessee or the Guarantor shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets, (v) be adjudicated insolvent, or (vi) take corporate action for the purpose of any of the foregoing; or if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by Lessee, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its assets (the events described in (i) through (vi) and the immediately preceding clause herein called a "Bankruptcy Event"), or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Lessee, or if any petition for any such relief shall be filed against Lessee and such petition shall not be dismissed within ninety (90) days; or

                 (d) if Lessee or the Guarantor is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, ceases to do business or permits the sale or divestiture of substantially all of its assets (a "DISSOLUTION EVENT"); or

                 (e) if Guarantor fails to perform any of its obligations or breaches any of its covenants under the Guaranty, and such failure is not cured within thirty (30) days after notice to Guarantor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if Guarantor proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, in no event shall such cure period extend beyond 90 days after notice of such failure has been provided to Guarantor, then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than ten days notice of such termination.

         If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

         16.2 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to the rights of any Project guests and tenants or subtenants and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

         16.3 Damages. Neither (a) the termination of this Lease, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all rent due and payable with respect to the Leased Property to and including the date of such termination.

         Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

                 (1) Without termination of Lessee's right to possession of the Leased Property, each installment of rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which rent and other sums shall bear interest at the rate of 12% per annum until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

                 (2)      the sum of:

                                  (A)      the unpaid rent which had been
                          earned at the time of termination, repossession or reletting, and

                                  (B)      the worth at the time of
                          termination, repossession or reletting of the amount by which the unpaid rent for the balance of the term of this Lease after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and

                                  (C)      any other amount necessary to
                          compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph
                          (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus 1%.

Percentage Rent for the purposes of this Section 16.3 shall be a sum equal to
(i) the average of the annual amounts of Percentage Rent for the three calendar years immediately preceding the calendar year in which the termination, re-entry or repossession takes place, or (ii) if three calendar years shall not have elapsed, the Percentage Rent during the preceding calendar year during which this Lease was in effect, or (iii) if one calendar year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

         16.4 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State of California.

                                  ARTICLE XVII

         17.1 Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee.
All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII

         18.1 Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the term of this Lease, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last year of the term of this Lease, (b) all additional charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                  ARTICLE XIX

         19.1 Risk of Loss. During the term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 31.2, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of rent except as specifically provided in this Lease.

                                   ARTICLE XX

         20.1    Indemnification.

         (a) Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, Lessee will protect, indemnify, hold harmless, and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks during the term of this Lease, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or any litigation, proceeding or claim by governmental entities or other third parties to which Lessor is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non- performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

         (b) Lessor shall indemnify, save harmless and defend Lessee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease.

         (c) Any amounts that become payable by an indemnifying party under this Section shall be paid within ten days after liability therefor on the part of the indemnifying party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the rate of 12% per annum from the date of such determination to the date of payment. An indemnifying party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the indemnified party. The indemnified party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the indemnifying party may not compromise or otherwise dispose of the same without the consent of the indemnified party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying Lessor against its own grossly negligent acts or omissions or willful misconduct.

         (d) Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

         (e) Any amounts that become payable by an Indemnifying Party under this ARTICLE XX shall be paid within ten (10) days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Any such amounts shall be reduced by insurance proceeds received and any other recovery (net of costs) obtained by the Indemnified Party. An Indemnifying Party, upon request, shall at its sole expense resist and defend any Proceeding, claim or action, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding, claim or action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless a conflict of interest prevents representation of such Indemnified Party by the counsel selected by the Indemnified Party and such separate counsel has been approved by the Indemnifying

Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding, claim or action made without its consent, which consent shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, non-appealable judgment for an adversary party in any such Proceeding, claim or action, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any liabilities incurred by such Indemnified Party by reason of such settlement or judgment. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

                                  ARTICLE XXI

         21.1    Subletting and Assignment.

         (a) Except for subleases to concessionaires made in the ordinary course of operating the Project, Lessee shall not sell, assign or transfer all or any portion of its leasehold estate or sublet all or any portion of the Leased Property without first obtaining the prior written consent of Lessor. In the event of an assignment or subletting by Lessee which is approved by Lessor, Lessee shall nevertheless remain fully liable for the due performance of all obligations on Lessee's part to be performed under this Lease. No permitted assignment, sale or transfer shall be effective until there shall have been delivered to Lessor an undertaking in recordable form, executed by the proposed assignee or sublessee, wherein such assignee or sublessee assumes the due performance of all obligations on Lessee's part to be performed under this Lease.

         (b) Lessee, as the debtor in possession, or the trustee for Lessee (collectively "THE TRUSTEE") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "BANKRUPTCY CODE"), shall not have the right to assign this Lease or sublet the Leased Property to an assignee or sublessee that (i) is a competitor of Lessor or (ii) is not a capable, reliable, qualified Person of good reputation and character with the financial capacity to satisfy Lessee's obligations under this Lease. The Trustee shall not have the right to assign this Lease or sublet the Leased Property to a real estate investment trust that is, or intends to be, publicly traded.

         (c) The Trustee shall have the right to assume Lessee's rights and obligations under this Lease only if the Trustee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under this Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Lessor for any actual pecuniary loss incurred by Lessor as a result of Lessee's default under this Lease; and (c) provides adequate assurance of future performance under this Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) any proposed assignee of this Lease shall provide to Lessor an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as of the effective date, which financial statement shall show the proposed assignee has sufficient financial capacity to fulfill its obligations under this Lease, or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under this Lease, which guarantor shall provide an audited financial statement meeting the requirements of (i) above and shall execute and deliver to Lessor a guaranty agreement in form and substance acceptable to Lessor; and (ii) any proposed assignee shall grant to Lessor a security interest in favor of Lessor in all furniture, fixtures, and other personal property to be used by such proposed assignee in the Leased Property. All payments required of Lessee under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

         (d) The parties agree that for the purposes of the Bankruptcy Code relating to (a) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Lessor for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (b) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Lessor for "actual pecuniary loss". The term "ACTUAL PECUNIARY LOSS" shall mean, in addition to any other provisions contained herein relating to Lessor's damages upon default, the obligations of Lessee to pay money under this Lease and all attorneys' fees and related costs of Lessor incurred in connection with any default of Lessee in connection with Lessee's bankruptcy proceedings).

         (e) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Lessor, forthwith execute and deliver to Lessor an instrument, in form and substance acceptable to Lessor, confirming such assumption.

                                  ARTICLE XXII

         22.1 Officer's Certificates; Lessor's Estoppel Certificates and Covenants.

         (a) At any time and from time to time upon not less than 20 days notice by Lessor, Lessee will furnish to Lessor a statement certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default exists thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

         (b) Lessee covenants to cause its officers and employees, and its auditors to cooperate fully and promptly with Lessor and with the auditors for Lessor in connection with the timely preparation and filing of Lessor's filings, reports and returns under applicable federal, state and other governmental securities, blue sky and tax laws and regulations. Lessor covenants to cause its officers and employees and auditors to cooperate fully with Lessee and Lessee's auditors in connection with the timely preparation and filing of Lessee's filings, reports and returns under applicable federal, state and other governmental securities, blue sky and tax laws and regulations.

         (c) At any time and from time to time upon not less than 30 days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

                                 ARTICLE XXIII

         23.1 Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

                                  ARTICLE XXIV

         24.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                  ARTICLE XXV

         25.1 Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                  ARTICLE XXVI

         26.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXVII

         27.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                 ARTICLE XXVIII

         28.1 Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owners.

                                  ARTICLE XXIX

         29.1 Notices. All notices, demands, or other communications of any type given by the Lessor to the Lessee, or by the Lessee to the Lessor, whether required by this Lease or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:

         Lessor: Crescent Real Estate Equities Limited Partnership 777 Main Street, Suite 2100
                              Fort Worth, Texas  76102
                              Attn:   Gerald W. Haddock, President
                              Facsimile:   (817) 878-0429

         with a copy to:      Legal Department
                              Crescent Real Estate Equities, Ltd.
                              777 Main Street, Suite 2100
                              Fort Worth, Texas 76102
                              Facsimile:  (817) 878-0429

         Lessee:              Wine Country Hotel, LLC
                              777 Main Street, Suite 2680
                              Fort Worth, Texas 76102
                              Attn:  Sanjay Varma, Vice President
                              Facsimile:  (817) 878-0469

         With a copy to:      Crescent Operating, Inc.
                              306 West 7th Street, Suite 1025
                              Fort Worth, Texas  76102
                              Attn:  Jeffrey L. Stevens, Chief Financial Officer
                              Facsimile:  (817) 339-1001

                                  ARTICLE XXX

         30.1 Appraisers. If it becomes necessary to determine the fair market value of the Leased Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as appraiser on its behalf. Within 10 days after notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State of California appraising property similar to the Leased Property, shall, within 45 days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property to determine the fair market value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties.
If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the fair market value shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of fair market value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value or fair market rental within 45 days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the fair market value or fair market rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXI

         31.1 Lessor May Grant Liens. Upon notice to but without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereon or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease shall be subject and subordinate to the lien of any Encumbrance that Lessor, its successors or assigns, has placed or may hereafter place on or against all or any part of the Leased Property, and Lessee hereby agrees to attorn to any such lienholder and any other purchaser at the foreclosure of such lien (including obtaining of title by lender by deed in lieu of foreclosure), upon demand. It is expressly provided and agreed that any such lienholder shall not be required to agree not to disturb Lessee in the event of a foreclosure or deed in lieu thereof and that, at the option of any such lienholder or any other purchaser at foreclosure of such lien, this Lease may be terminated and, upon such termination, Lessee shall have no further rights hereunder.

         31.2 Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessor, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof.

                                 ARTICLE XXXII

         32.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State of California, but not including its conflicts of laws rules.

         32.2 Transfer of Licenses. Upon the expiration or earlier termination of the term of this Lease, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Project (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

         32.3 Waiver of Presentment, Etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

                                 ARTICLE XXXIII

         33.1 Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either party enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State of California in which reference to this Lease shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                 ARTICLE XXXIV

         34.1    Management Agreement.  Intentionally deleted.

                                  ARTICLE XXXV

         35.1 Consolidated Financials. Lessee shall deliver to Lessor (a) within 90 days after the end of each calendar year Consolidated Financials, (b) within 30 days after the end of each month monthly operating statements for Lessee's business at the Leased Property and a copy of the balance sheet of Lessee as of the end of such month, and (c) such other information as Lessor may from time to time reasonably request. The foregoing financial statements shall be certified by a member or an authorized officer (as the case may be) of Lessee. All financial statements of Lessee delivered to Lessor shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of the subject thereof as of the dates thereof. Any materially adverse change that occurs in the financial condition reflected therein after the date thereof shall be reported to Lessor promptly. None of the aforesaid financial statements, or any certificate or statement furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated hereby, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                                 ARTICLE XXXVI

         36.1 REIT Compliance. Lessee acknowledges that Lessor intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Tax Code"). Lessee agrees that it will not knowingly or intentionally take or omit any action, or permit any status to exist at the Leased Property, which Lessee knows would or could result in Lessor being disqualified from treatment as a real estate investment trust under the Tax Code as the provisions exist on the date hereof.

         36.2 Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to the Lessee under this Lease at the beginning and at the end of any calendar year shall not exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of each such calendar year. This
Section 36.2 is intended to insure that the rent payable hereunder qualifies as "rents from real property," within the meaning of Section 856(d) of the Tax Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

         36.3 Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the rent payable hereunder would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Tax Code, or any similar or successor provisions thereto.

         36.4 Sublease Tenant Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any person or entity in which Lessor owns, directly or indirectly, a ten percent (10%) or more interest, within the meaning of Section 856(d)(2)(B) of the Tax Code, or any similar or successor provisions thereto.

         36.5 Lessee Ownership Limitation. Anything contained in this Lease to the contrary notwithstanding, neither Lessee nor any affiliate of the Lessee shall acquire, directly or indirectly, a ten percent (10%) or more interest in Lessor, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto.

                                 ARTICLE XXXVII

         37.1    Lessor's Option to Terminate Lease.

                 (a) In the event Lessor consummates a bona fide contract to sell the Leased Property, then Lessor may terminate the Lease by giving not less than thirty (30) days prior notice to Lessee of Lessor's election to terminate the Lease upon the closing under such contract. Effective upon such date, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease and all Base Rent and Percentage Rent shall be adjusted as of the termination date.

                 (b) As compensation for the early termination of its leasehold estate under this ARTICLE XXXVII because of a sale of the Leased Property, Lessor shall, within ninety (90) days after the closing of such sale, pay to Lessee the fair market value of Lessee's leasehold estate hereunder as of the closing of the sale of the Leased Property. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedure set forth in ARTICLE XXX.

                 (c) For the purposes of this Section, fair market value of the leasehold estate (or portion thereof) means an amount equal to the present value of the net revenues to be derived from this Lease during the remaining term of this Lease based on current projections made by Lessee with respect to future occupancy of, and future revenues to be generated by, the Leased Property, as the case may be.

                                ARTICLE XXXVIII

         38.1 Transition Procedures. Lessee shall cooperate in good faith to provide access and information to any prospective purchaser or lessee of the Leased Property which may acquire the Leased Property or lease it upon the expiration or termination of the Term. Upon any expiration or termination of the Term, Lessor and Lessee shall do the following and, in general, shall cooperate in good faith to effect an orderly transition of the management or lease of the Project. The provisions of this Article 38 shall survive the expiration or termination of this Lease until they have been fully performed. Nothing contained herein shall limit Lessor's rights and remedies under this Lease if such termination occurs as the result of an Event of Default.

                 (a) Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's designee all licenses, operating permits and other governmental authorizations and all contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Project (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's designee in connection with the processing by Lessor or Lessor's designee of any applications for all Licenses, including Lessee continuing to operate the liquor operations under its licenses with Lessor or its designee agreeing to indemnify and hold Lessee harmless as a result thereof except for the gross negligence or willful misconduct of Lessee; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's designee.

                 (b) Lessee shall assign or cause to be assigned to Lessor or Lessor's designee simultaneously with the termination of this Agreement, and the assignee shall assume all leases, contracts, concession agreements and agreements in effect with respect to the Project then in Lessee's name; provided, however, Lessor shall not be obligated to assume and may reject (i) any operating or service agreements entered into subsequent to the date hereof which have a term in excess of one year or termination rights that must be exercised more than sixty (60) days prior to the end of the annual term, and
(ii) equipment leases which were entered into subsequent to the date hereof and were not previously approved by Lessor (which approval shall not be unreasonably withheld), in which event the agreement or agreements and/or leases so rejected shall not be assigned or shall be deemed reassigned and shall remain the property and responsibility of Lessee.

                 (c) To the extent that Lessor has not already received copies thereof, copies of all books and records (including computer records) for the Project kept by Lessee shall be promptly delivered to Lessor or Lessor's designee.

                 (d) Lessee shall be entitled to retain all cash, bank accounts and house banks, and to collect all Gross Receipts and accounts receivable accrued through the termination date. Lessee shall be responsible for the payment of rent, all operating expenses of the Project and all other obligations of Lessee accrued under this Lease as of the termination date, and Lessor shall be responsible for all operating expenses of the Project accruing after the termination date. Lessee shall surrender the Leased Property with an amount and quality of Nonconsumable Inventory and Consumable Supplies equal to the Initial Inventory, and Lessor shall have no obligation to purchase such Nonconsumable Inventory or any other items of Lessee's Personal Property.

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.


LESSOR:                              CRESCENT REAL ESTATE
                                     EQUITIES LIMITED PARTNERSHIP,
                                     a Delaware limited partnership

                                     By: Crescent Real Estate Equities, Ltd.,
                                         a Delaware corporation, its sole
                                         general partner


                                         By: /s/ JOHN M. WALKER, JR.
                                            ----------------------------------
                                         Title: Vice President, Acquisitions
                                         Printed Name: John M. Walker, Jr.


LESSEE:                              WINE COUNTRY HOTEL, LLC,
                                     a Delaware limited liability company



                                     By: /s/ SANJAY VARMA
                                        --------------------------------------
                                     Name: Sanjay Varma
                                     Title: Vice President

                                  ATTACHMENT I

                   USE AND OPERATION OF THE LEASED PROPERTY.

                 (a)      Use and Standard of Operation.

                          (i)     Exclusive Management Right.  Lessee agrees
that Lessee will operate the Leased Property in conformity with a first-class hotel resort standard and in a businesslike and efficient manner and in a manner designed to maximize the long term profitability of the Leased Property; and Lessee shall use the Leased Property solely for the Primary Intended Use conforming to a first-class hotel resort standard and for other activities which are customary and usual in connection with such an operation. Except as otherwise specifically limited under this Lease, Lessee shall have the right to manage and operate the Leased Property including, without limitation, the right and power to negotiate and enter into such reasonable contracts in the name and at the expense of Lessee as may be reasonably necessary or advisable in connection with the operation of the Leased Property; provided, however, unless otherwise approved by Lessor in writing, all such contracts shall be subject to termination thirty (30) days notice by Lessee.

                 (b)      Leases and Concessions.

                          (i)     Lessee shall not, without the prior written
approval of Lessor, arrange leases or concessions for any hotel operations, campground operations, any restaurant or food service operations or for any other commercial operation in or about the Leased Property. Any such lease or concession so approved shall be entered into in Lessee's name, shall be executed by Lessee, shall be subject and subordinate to this Lease, and shall not be for a term extending beyond the Term of this Lease.

                          (ii)    Lessee shall, during the Term, use reasonable
efforts to perform all of the obligations of Lessor under the Campground Lease and the Store Lease and all obligations of Lessee under all present or future leases and concessions made or granted with respect to the Leased Property.

                          (iii)   Lessee shall collect all rents and other sums
falling due under any present or future lease or concession.

                 (c) Negation of Partnership or Joint Venture. Nothing contained in this Lease shall constitute, or be construed to be or to create, a partnership or joint venture between Lessor and Lessee with respect to the Leased Property.

                                   EXHIBIT A

LEGAL DESCRIPTION:

PARCEL I:

Parcel 1, as said Parcel is shown and so designated on that certain Parcel Map filed in Volume 9 of "Parcel Maps", at page 191, Monterey County Records.

APN: 419-321-003 and
     419-321-014

PARCEL II:

A non-exclusive right of way for road purposes for ingress and egress over a portion of Section 4, Township 20 South, Range 2 East, M.D.B.& M., in the County of Monterey, State of California, said portion being a strip of land 60 feet wide lying 30 feet on each side of the following described line, said right of way being along the route described in Right of Way Deed from J. W. Post, Sr., et al, to the United States of America, dated November 14, 1940 and recorded February 20, 1941 in Volume 707 of Official Records of Monterey County at page 103, bearings of the below stated courses being 2 degrees 20' clockwise of those stated in said deed except where otherwise shown:

Beginning at a point on the West line of said Section 4, distant thereon S. 2 degrees 31' 07" W., 320.59 feet from the Northwest corner of said Section, which is marked by a 2" capped iron pipe "LS 2746"; thence, crossing said Section 4

1)   N. 72 degrees 50' E. 37.5 feet; thence

2)   N. 26 degrees 50' E., 73.5 feet; thence

3)   N. 66 degrees 20' E., 68.2 feet; thence

4)   N. 31 degrees 20' E., 22.1 feet; thence

5)   N. 41 degrees 00' E., 175.53 feet (in said deed N. 62-1/2 Degrees E., 135.0 feet); thence

6) N. 56 degrees 40' W., 105.54 feet (in said deed 156.2 feet, more or less), to the North line of said Section 4 at a point distant thereon S. 87 degrees 27' 49" E., 156.0 feet from said 3" capped iron pipe marking the Northwest corner of said SECTION 4.

PARCEL III:

Certain real property situate in the County of Monterey, State of California being a portion of Sections 32 and 33 in Township 19 South, Range 2 East, M.D.B. & M., and a portion of Section 5 in Township 20 South, Range 2 East, M.D.B. & M., said portion being particularly described as follows:

                                    EXHIBIT A

LEGAL DESCRIPTION - PAGE 2:

Beginning at the most westerly corner of that certain Parcel of land described in deed from Joseph W. Post, Jr., et al, to John H. Ramistella, dated November 20, 1968 and recorded November 21, 1968 in Reel 582 of Official Records of Monterey County, at page 156 said parcel described in deed to Ramistella being shown on that certain Record of Survey Map filed in Volume 8 of Surveys at page 156, Monterey County Records, and said point of beginning being marked by a 2" capped iron pipe "LS 2746" as shown on said Record of Survey Map; thence following the northeasterly line of the California State Highway 9 bearings of the following six courses being 1 degrees 43' 50" clockwise of those stated on the highway deed), said northeasterly line being the northeasterly boundary of the strip of land 80 feet wide described in deed to the State of California for Highway purposes, from Joseph W. Post, et al, dated February 7, 1936 and recorded March 10, 1936 in Volume 469 of Official Records of Monterey County at page 387

     N.17 degrees 34' 40" W., 108.48 feet; thence

     Northwesterly along a tangent curve to the left with a radius of 380 feet, through a central angle of 43 degrees 53' for an arc distance of 291.05 feet; thence tangentially

     N. 61 degrees 27' 40" W., 86.43 feet; thence

     Northwesterly along a tangent curve to the right with a radius of 360 feet, through a central angle of 27 degrees 46' for an arc distance of 174.46 feet; thence tangentially

     N. 33 degrees 41' 40" W., 324.36 feet; thence

     Northwesterly along a tangent curve to the right with a radius of 360 feet, through a central angle of 23 degrees 17' 40" for an arc distance of 146.36 feet; thence (bearings of the following 14 courses being 1 degrees 40' 20" clockwise of those stated on the highway deeds of record)

     N. 3 degrees 43' 20" E., non-tangentially to the preceding course and following the easterly line of the 60 foot wide strip of land described to the State of California for road purposes by deed from J.W. Post dated July 12, 1922 and recorded December 26, 1922 in Volume 10 of Official Records of Monterey County at page 130, 299.71 feet; thence again along the easterly boundary of said 80 foot highway strip

     N. 6 degrees 50' 20" E., 77.44 feet; thence

     Northerly along a tangent curve to the left with a radius of 640 feet through a central angle of 10 degrees 23' 25" for an arc distance of 116.06 feet; thence non-tangentially and again along the easterly line of said 60 foot highway strip

     N. 3 degrees 43' 20" E., 111.30 feet; thence

                                    EXHIBIT A

LEGAL DESCRIPTION - PAGE 3:

     Northerly and northwesterly along a tangent curve to the left with a radius of 230 feet, through a central angle of 49 degrees 44' 30" for an arc distance of 199.68 feet; thence tangentially

     N. 46 degrees 01' 10" W., 72.15 feet; thence N. 26 degrees 53' 10" W., again along the easterly boundary of said 80 foot highway strip, 149.18 feet; thence again along the easterly line of said 60 foot highway strip

     Northerly along a non-tangent curve to the right with a radius of 220 feet, through a central angle of 0 degrees 27' 22" for an arc distance of 1.75 feet to a point of reverse curvature from which the center of said curve of radius 220 feet bears N. 83 degrees 22' 50" E., thence

     Northwesterly along a tangent reverse curve to the left with a radius of 310 feet through a central angle of 30 degrees 23' 15" for an arc distance of
164.41 feet to the southerly boundary of that certain parcel of land described in deed from Joseph W. Post, et al, to the State of California dated June 4, 1937 and recorded in Volume 536 of Official Records of Monterey County at page 203; thence following the boundary of said last described parcel

     N. 73 degrees 02' 20" E., 166-19 feet, thence

     N. 18 degrees 11' 40" W., 126.53 feet; thence

     N. 81 degrees 46' 40" W., 61.40 feet; thence

     N. 10 degrees 20' 40" W., 192.15 feet; thence

     N. 19 degrees 34' 40" W., 308.99 feet to intersection of said highway parcel boundary with the north line of the south half of the southeast quarter of said Section 32; Township 19 South, Range 2 East, M.D.B.& M., thence leaving the easterly line of said State Highway as shown on said highway map

     S. 88 degrees 05' 05" E., along said north line of the south half of the southeast quarter of Section 32, a distance of 2603.00 feet to the section line between Sections 32 and 33, T. 19 degrees S., R. 2 E., at the northwest corner of the south half of the southwest quarter of Section 33; thence

                                    EXHIBIT A

LEGAL DESCRIPTION - PAGE 4:

     S. 87 degrees 23' 33" E., along the north line of the south half of the southwest, quarter of Section 33, a distance of 1,170.04 feet; to the Northwest corner of that certain parcel of land described in the Deed to Zad Leavy, et ux, recorded October 20, 1972 in Reel 804 at page 990, Monterey County Records; thence leaving said North line, and running along the boundary lines of said Leavy parcel the following courses and distances, S. 20 degrees 38' 20" W.,
188.58 feet; thence S. 32 degrees 28' 20" W., 198.23 feet; thence S. 63 degrees 20' E., 455 feet; thence N. 86 degrees 18' E., 218.98 feet; thence N. 80 degrees 48' E., 364.04 feet; thence N. 2 degrees 02' 11" E., 438.17 feet to said North line of the South half of the Southwest quarter of Section 33; thence along said North line S. 87 degrees 23' 33" E., 183 feet; thence leaving said North line S. 2 degrees 02' 11" W., 1326.21 feet to the South line of Section 33 and Township line between Townships 19 South, Range 2 East and 20 South, Range 2 East, said line being the Northerly boundary of said parcel described in Deed to Ramistella; thence along said Township line and Ramistella boundary N. 87 degrees 27' 49" W., 370.47 feet to the Southeast corner of that certain parcel of land described in the Deed to Anne Cole recorded May 12, 1972 in Reel 771 at page 458, Monterey County Records; thence along the Easterly and Northerly lines of said Cole parcel the following courses and distances N. 2 degrees 02' 11" E., 250 feet; thence N. 13 degrees 41' 20" W., 511 feet; thence S. 56 degrees 20' W., 200 feet; thence S. 83 degrees 13' 40" W., 438.73 feet to the Northeast corner of that certain parcel of land described in the Deed to William B. Burleigh and Sam L. Foster recorded April 26, 1973 in Reel 842 at page 1112, Monterey County Records; thence along the Northerly lines of said Burleigh parcel the following courses and distances, S. 44 degrees 30' 40" W., 196.31 feet; thence N. 82 degrees 54' 40" W., 230 feet; thence N. 49 degrees 31' 15" W., 270.02 feet; thence S. 41 degrees 44' W., 135.61 feet; thence S. 21 degrees 16' 40" W., 128.30 feet to the Southeast corner of that certain parcel of land described in the Deed to Lawrence A. Spector recorded February 24, 1975 in Reel 961 at page 561, Monterey County Records; thence along the boundary lines of said Spector parcel the following courses and distances N. 43 degrees 00' W., 480 feet; thence N. 76 degrees 39' 10" E. 814 feet; thence N. 13 degrees 20' 50" W., 245.19 feet; thence N. 87 degrees 23' 33" W., 781.31 feet; thence S. 25 degrees 00' W., 520 feet; thence S. 43 degrees 00' E., 546.05 feet to the Westerly line of said Burleigh parcel; thence leaving said Spector parcel and following the Westerly line of said Burleigh parcel the following courses and distances, S. 15 degrees 12' 20" W., 92.18 feet; thence S. 67 degrees 48' 50" W., 241.40 feet; thence South 60 feet; thence S. 82 degrees 20' E., 170 feet; thence S. 70 degrees 30' E., 60 feet to the aforementioned South line of Section 33; thence leaving said Westerly line of Burleigh and running along the Northerly line of the aforementioned Ramistella parcel (Reel 582, page 156), N. 87 degrees 27' 49" W., 156 feet to 2" capped iron pipe "LS 2746" marking the common corner of Sections 32 and 33, T. 19 degrees S., R. 2 E., and Sections 4 and 5, T. 20 S., R. 2E., as shown on said Records of Survey to which reference is above made; thence leaving said township line, but continuing along the boundary of said parcel described in deed to Ramistella S. 2 degrees 31' 07" W., 1293.15 feet to a 2" capped iron pipe "LS 2746" shown on said Record of Survey Map; thence N. 88 degrees 19' 47" W., 1557.38 feet to the point of beginning.

Excepting therefrom 1/10th interest in Spring Lot described in the deed from Big Sur Ventana Corporation, a California corporation, to Anne Cole, a single woman, dated May 1, 1972 and recorded May 12, 1972 in Reel 771 of Official Records of Monterey County at page 458.

                                    EXHIBIT A

LEGAL DESCRIPTION - PAGE 5:

Also excepting therefrom that portion conveyed to the State of California by Deed recorded July 2, 1937 in Volume 536 of Official Records, at page 203.

Reserving therefrom a non-exclusive right of way for road and utilities purposes over a strip of land 60 feet wide lying 30 feet on each side of the centerline described in Courses I through 28 of the Course Table of Survey Map filed in Volume 10 of Surveys at page 100.

APN:     419-321-001
         419-321-002
         419-321-007
         419-321-009
         419-321-010
         419-321-011
         419-321-012
         419-321-013

PARCEL IV:

Non-exclusive right of way 60 feet wide for road purposes for ingress and egress as set forth in the deed from John H. Ramistella to Big Sur Ventana Corporation, a California corporation, J. William Post, Jr., J. William Post and Mary Post Fleenor. dated July 20, 1972 and recorded August 23, 1972, in Reel 792 of Official Records of Monterey County at page 988.

PARCEL V:

Non-exclusive right of way 30 feet wide for road and utilities purposes as reserved in the Deed from Big Sur Ventana Corporation to Anne Cole, a single woman, dated May 1, 1972 and recorded May 12, 1972 in Reel 771 of Official Records of Monterey County at page 458.

PARCEL VI:

Non-exclusive right of way for road and utilities purposes as reserved in the Deed from Big Sur Ventana Corporation, a California corporation, to Zad Leavy and Laela Leavy, husband and wife, as joint tenants, dated October 6, 1972 and recorded October 20, 1972 in Reel 804 of Official Records of Monterey County at page 990.

PARCEL VII:

Non-exclusive right of way over that portion of the 60' right of way described by the centerline set forth in the Course Table of said Survey Map, filed in Volume 10 of Surveys at page 100, lying within the boundary of the Spector parcel abovementioned (Reel 961, page 561)

                                    EXHIBIT A

LEGAL DESCRIPTION - PAGE 6:

PARCEL VIII:

Non-exclusive right of way for road and utilities purposes as reserved in the Deed to William B. Burleigh and Sam L. Foster recorded April 26, 1973 in Reel 842, at page 1112, Monterey County Records.

PARCEL IX:

That certain parcel of land designated "Parcel A" as said parcel is shown on that certain map entitled, "Parcel Map, Jaeger Property in West Half Section 32,
T.19 S., R. 2 E., M. D. B. M., Monterey County, Calif.", filed in Volume 2 of "Parcel Maps", at page 130, Monterey County Records.

APN:     419-311-021

PARCEL X:

The right of ingress and egress, along a route designated by grantor in the Deed recorded June 25, 1974 in Reel 920 of Official Records of Monterey County at page 922, for purposes of installation, maintenance and operation of collection and pumping facilities necessary to transport of water from the spring rising within the above described parcel of land.

PARCEL XI:

A right of way for water pipe line installed underground running from a point on the boundary of the above described spring parcel at or near the Southeast corner thereof, to the South boundary of said "Parcel A" along a route mutually agreeable to grantor and grantee in Deed recorded June 25, 1974 in Reel 920 of Official Records of Monterey County at page 922; but lying entirely within the Easterly 140 feet of said "Parcel A" and Southerly of the above described spring parcel, with right of ingress and egress for installation and maintenance of said pipeline.

                                   EXHIBIT "B"

     10.3 Employees. Buyer shall offer to not less than seventy five percent of all persons who are employed by Seller at the Hotel immediately prior to the Closing Date - employment in substantially the same positions then held by each of them with substantially the same hours for a period of at least sixty (60) days after the Closing at substantially the same salary and benefits as such persons were employed immediately prior to the Closing. Except as provided in the preceding sentence, Buyer shall not have any obligation to hire or otherwise employ any of Seller's employees. From and after the date of this Agreement, Seller shall cooperate with Buyer and Hotel Lessee to enable Buyer to meet with potential employees and review files. Those employees to whom Buyer shall not offer employment, or who decline the employment offer of Buyer, shall be terminated by Seller effective as of the Closing Date. Buyer further agrees to indemnify and hold Seller harmless from and against any and all claims of the employees of Seller based on failure to comply with the Worker Adjustment and Retraining Notification Act 29 U.S.C. 2101 et seq., to the extent applicable. Unless otherwise agreed between Seller and Buyer, Seller shall be responsible for any liability for payment of all employees' wages, accrued vacation pay, sick leave, bonuses, pension benefits and other benefits, including, without limitation, any COBRA rights, earned by and due to or accrued to employees at the Property prior to the Closing Date, together with FICA, unemployment and other taxes and benefits due from any employer of such employees.

                              EXHIBIT "B" CONT.


         2. The second sentence of Section 10.3 shall be amended by adding the following language at the end thereof:

         and Buyer shall have the right to offer employment on such terms and conditions as Buyer elects in its sole discretion.

         3. Section 10.4 of the Agreement shall be deleted in its entirety and the following new section shall be substituted therefore:

            10.4 Salaries, Benefits and Pension Plans of Employees. As set forth in Section 10.3 of this Agreement, effective as of the Closing Date the existing employees of the Hotel shall be employed by Wine Country Hotel, LLC, the lessee of the Hotel (the "Operator") and shall no longer be employees of Seller for any purpose. Buyer shall have the full responsibility for effecting the employment by the Operator of all such employees. Notwithstanding the preceding sentences Of this Section and further notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller and Buyer, as an accommodation to each other for purposes of proceeding with the Closing of this transaction, hereby agree as follows:

                              EXHIBIT "B" CONT.


                   (a) The Operator shall assume responsibility as of December 15, 1997 for administering and paying the payroll for all employees of the Hotel for amounts payable on January 1, 1998. Seller shall, however, be responsible for any payroll costs for the period prior to the Closing Date and shall reimburse the Operator for the prorated portion of such payroll costs for the period from December 16, 1997 through the day preceding the Closing Date.

                   (b) Until the earlier of December 31, 1997 or termination of employment from Operator, employees of the Hotel shall remain eligible to participate in Seller's medical and life insurance plans in accordance with the terms of such plans. Effective as of January 1, 1998, the employees of the Hotel shall be covered by the Operator's employee benefits plans, policies and programs, which shall include medical, dental and life insurance benefits and accidental death and dismemberment insurance, if any, which are no less favorable than those provided by Seller, provided, however, that Operator's obligation shall not exceed a period of sixty (60) days from the Closing Date. Buyer shall promptly reimburse Seller for Seller's direct and indirect costs of providing the coverage provided in this Section 10.04(b).

                   (c) Salaried employees of the Hotel shall be entitled to maintain their accounts in the Transamerica Corporation Employees Stock Savings Plan in accordance with the Plan's provisions, but, effective as of December 15, 1997, such participants shall have no further rights to contribute to such Plan.

                   (d) Sponsorship of the "401(k)" plan for non-salaried employees of the Hotel shall be transferred to the Operator, and the Operator shall assume sponsorship of such plan as soon as administratively practicable. After Operator has assumed sponsorship of such plan, Operator shall merge such plan into its own employee benefit plan qualified under Section 401 (a) of the Internal Revenue Code. In any case, Seller shall have no further obligations with respect to such pension plan, provided that Seller, Operator and Buyer shall cooperate to effect the transfer of sponsorship provided by this Section 10.04(d), including but not limited any, required governmental filings.

                   (e) Except as specifically provided herein, nothing contained in this First Amendment to Agreement of Purchase and Sale shall be construed to require the Buyer or Operator to assume any of the pre-existing obligations of the Seller with respect to the terms and conditions of employment which were applicable to the existing employees prior to the closing.

            To the extent that either party hereto has an obligation to make a payment or payments to the other party pursuant to the foregoing provisions of this Section 10.4, it is understood and agreed that such payments shall be treated as closing adjustments and shall be accounted for in accordance with the provisions set forth in Sections 9.4 and 9.5 of this Agreement.

                                  EXHIBIT "C"

                          STATEMENT OF WORKING CAPITAL

CASH

    On-Hand                             17,378.00
    Lessor Transfer                    957,431.00
                                   --------------
    Cash                               974,809.00
Receivables                            184,512.00
Inventory                              487,414.00
Other Assets                            26,271.00
                                   --------------
         TOTAL ASSETS                                       $1,673,006.00
                                                            =============

LIABILITIES

    Accounts Payable                    94,099.00
    Sales Tax Payable                    1,282.00
    Room Tax Payable                   127,420.00
    Advance Deposits                   978,371.00
    Accrued Payroll                     29,100.00
    Accrued Property Tax               (67,776.00)
    Accrued Other Expenses              23,096.00
                                    -------------
         TOTAL LIABILITIES                                  $1,185,592.00
                                                            =============
         WORKING CAPITAL, NET                               $  487,414.00
                                                            =============